CONTINUANCE OF MANAGEMENT AGREEMENTS

Agreement made as of this 30th day of July 2020, by and between the entities listed on Appendix A (the “Funds”), and Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), to be effective August 1, 2020.

WITNESSETH THAT:

WHEREAS, the parties hereto are the contracting parties under each certain Investment Management Agreement (the “Agreements”) pursuant to which the Adviser furnishes investment management and other services to each Fund ; and

WHEREAS, each Agreement terminates August 1, 2020 unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Directors/Trustees, at meetings held May 19-21, 2020, have approved each Agreement, as amended as set forth in Appendix B hereto, and its continuance until August 1, 2021 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in each Agreement the parties hereto do hereby continue each Agreement in effect until August 1, 2021 and ratify and confirm the Agreements in all respects.

On behalf of the Nuveen Funds Listed on Appendix A

By:	/s/ Gifford R. Zimmerman
Vice President

NUVEEN FUND ADVISORS, LLC

By:	/s/ Christopher M. Rohrbacher
Managing Director

Appendix A

As of August 1, 2020

NUVEEN CLOSED-END FUNDS

TICKER SYMBOLS
Nuveen AMT-Free Municipal Credit Income Fund	NVG
Nuveen AMT-Free Municipal Value Fund	NUW
Nuveen AMT-Free Quality Municipal Income Fund	NEA
Nuveen Arizona Quality Municipal Income Fund	NAZ
Nuveen California AMT-Free Quality Municipal Income Fund	NKX
Nuveen California Municipal Value Fund 2	NCB
Nuveen California Municipal Value Fund, Inc.	NCA
Nuveen California Quality Municipal Income Fund	NAC
Nuveen California Select Tax-Free Income Portfolio	NXC
Nuveen Core Equity Alpha Fund	JCE
Nuveen Credit Opportunities 2022 Target Term Fund	JCO
Nuveen Credit Strategies Income Fund	JQC
Nuveen Diversified Dividend and Income Fund	JDD
Nuveen Dow 30SM Dynamic Overwrite Fund	DIAX
Nuveen Emerging Markets Debt 2022 Target Term Fund	JEMD
Nuveen Enhanced Municipal Value Fund	NEV
Nuveen Floating Rate Income Fund	JFR
Nuveen Floating Rate Income Opportunity Fund	JRO
Nuveen Georgia Quality Municipal Income Fund	NKG
Nuveen Global High Income Fund	JGH
Nuveen High Income 2020 Target Term Fund	JHY
Nuveen High Income 2023 Target Term Fund	JHAA
Nuveen High Income November 2021 Target Term Fund	JHB
Nuveen Intermediate Duration Municipal Term Fund	NID
Nuveen Intermediate Duration Quality Municipal Term Fund	NIQ
Nuveen Maryland Quality Municipal Income Fund	NMY
Nuveen Massachusetts Quality Municipal Income Fund	NMT
Nuveen Michigan Quality Municipal Income Fund	NUM
Nuveen Minnesota Quality Municipal Income Fund	NMS
Nuveen Missouri Quality Municipal Income Fund	NOM
Nuveen Mortgage and Income Fund	JLS
Nuveen Multi-Market Income Fund	JMM
Nuveen Municipal 2021 Target Term Fund	NHA
Nuveen Municipal Credit Income Fund	NZF
Nuveen Municipal High Income Opportunity Fund	NMZ
Nuveen Municipal Income Fund, Inc.	NMI
Nuveen Municipal Value Fund, Inc.	NUV
Nuveen NASDAQ 100 Dynamic Overwrite Fund	QQQX
Nuveen New Jersey Municipal Value Fund	NJV
Nuveen New Jersey Quality Municipal Income Fund	NXJ
Nuveen New York AMT-Free Quality Municipal Income Fund	NRK
Nuveen New York Municipal Value Fund 2	NYV
Nuveen New York Municipal Value Fund, Inc.	NNY
Nuveen New York Quality Municipal Income Fund	NAN
Nuveen New York Select Tax-Free Income Portfolio	NXN
Nuveen Ohio Quality Municipal Income Fund	NUO

Nuveen Pennsylvania Municipal Value Fund	NPN
Nuveen Pennsylvania Quality Municipal Income Fund	NQP
Nuveen Preferred & Income Opportunities Fund	JPC
Nuveen Preferred & Income Securities Fund	JPS
Nuveen Preferred and Income 2022 Term Fund	JPT
Nuveen Preferred and Income Term Fund	JPI
Nuveen Quality Municipal Income Fund	NAD
Nuveen Real Asset Income and Growth Fund	JRI
Nuveen Real Estate Income Fund	JRS
Nuveen S&P 500 Dynamic Overwrite Fund	SPXX
Nuveen S&P 500 Buy-Write Income Fund	BXMX
Nuveen Select Maturities Municipal Fund	NIM
Nuveen Select Tax-Free Income Portfolio 2	NXQ
Nuveen Select Tax-Free Income Portfolio 3	NXR
Nuveen Select Tax-Free Income Portfolio	NXP
Nuveen Senior Income Fund	NSL
Nuveen Short Duration Credit Opportunities Fund	JSD
Nuveen Taxable Municipal Income Fund	NBB
Nuveen Tax-Advantaged Dividend Growth Fund	JTD
Nuveen Tax-Advantaged Total Return Strategy Fund	JTA
Nuveen Virginia Quality Municipal Income Fund	NPV

NUVEEN OPEN-END FUNDS

NUVEEN MUNICIPAL TRUST

Nuveen All-American Municipal Bond Fund

Nuveen High Yield Municipal Bond Fund

Nuveen Intermediate Duration Municipal Bond Fund

Nuveen Limited Term Municipal Bond Fund

Nuveen Short Duration High Yield Municipal Bond Fund

Nuveen Strategic Municipal Opportunities Fund

NUVEEN MULTISTATE TRUST I

Nuveen Arizona Municipal Bond Fund

Nuveen Colorado Municipal Bond Fund

Nuveen Maryland Municipal Bond Fund

Nuveen New Mexico Municipal Bond Fund

Nuveen Pennsylvania Municipal Bond Fund

Nuveen Virginia Municipal Bond Fund

NUVEEN MULTISTATE TRUST II

Nuveen California Municipal Bond Fund

Nuveen California High Yield Municipal Bond Fund

Nuveen California Intermediate Municipal Bond Fund

Nuveen Connecticut Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund

Nuveen New Jersey Municipal Bond Fund

Nuveen New York Municipal Bond Fund

NUVEEN MULTISTATE TRUST III

Nuveen Georgia Municipal Bond Fund

Nuveen Louisiana Municipal Bond Fund

Nuveen North Carolina Municipal Bond Fund

Nuveen Tennessee Municipal Bond Fund

NUVEEN MULTISTATE TRUST IV

Nuveen Kansas Municipal Bond Fund

Nuveen Kentucky Municipal Bond Fund

Nuveen Michigan Municipal Bond Fund

Nuveen Missouri Municipal Bond Fund

Nuveen Ohio Municipal Bond Fund

Nuveen Wisconsin Municipal Bond Fund

NUVEEN INVESTMENT TRUST

Nuveen Equity Market Neutral Fund

Nuveen Large Cap Core Fund

Nuveen Large Cap Growth Fund

Nuveen Large Cap Value Fund

Nuveen NWQ Global Equity Income Fund

Nuveen NWQ Multi-Cap Value Fund

Nuveen NWQ Small-Cap Value Fund

Nuveen NWQ Large-Cap Value Fund

Nuveen NWQ Small/Mid-Cap Value Fund

NUVEEN INVESTMENT TRUST II

Nuveen Emerging Markets Equity Fund

Nuveen Equity Long/Short Fund

Nuveen International Growth Fund

Nuveen NWQ International Value Fund

Nuveen Santa Barbara Dividend Growth Fund

Nuveen Santa Barbara Global Dividend Growth Fund

Nuveen Santa Barbara International Dividend Growth Fund

Nuveen Winslow International Large Cap Fund

Nuveen Winslow International Small Cap Fund

Nuveen Winslow Large-Cap Growth Fund

NUVEEN INVESTMENT TRUST III

Nuveen Symphony High Yield Income Fund

Nuveen Symphony Floating Rate Income Fund

NUVEEN INVESTMENT TRUST V

Nuveen Global Real Estate Securities Fund

Nuveen Gresham Managed Futures Strategy Fund

Nuveen NWQ Flexible Income Fund

Nuveen Preferred Securities and Income Fund

NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST

Municipal Total Return Managed Accounts Portfolio

NUVEEN INVESTMENT FUNDS, INC.

Nuveen Dividend Value Fund

Nuveen Global Infrastructure Fund

Nuveen Credit Income Fund

Nuveen Large Cap Select Fund

Nuveen Mid Cap Growth Opportunities Fund

Nuveen Mid Cap Value Fund

Nuveen Minnesota Intermediate Municipal Bond Fund

Nuveen Minnesota Municipal Bond Fund

Nuveen Nebraska Municipal Bond Fund

Nuveen Oregon Intermediate Municipal Bond Fund

Nuveen Real Asset Income Fund

Nuveen Real Estate Securities Fund

Nuveen Short Term Municipal Bond Fund

Nuveen Small Cap Growth Opportunities Fund

Nuveen Small Cap Select Fund

Nuveen Small Cap Value Fund

Nuveen Strategic Income Fund

NuSHARES ETF TRUST

Nuveen Enhanced Yield U.S. Aggregate Bond ETF (NUAG)

Nuveen Short-Term REIT ETF (NURE)

Nuveen ESG Large-Cap Growth ETF (NULG)

Nuveen ESG Large-Cap Value ETF (NULV)

Nuveen ESG Mid-Cap Growth ETF (NUMG)

Nuveen ESG Mid-Cap Value ETF (NUMV)

Nuveen ESG Small-Cap ETF (NUSC)

Nuveen Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF (NUSA)

Nuveen ESG Emerging Markets Equity ETF (NUEM)

Nuveen ESG International Developed Markets Equity ETF (NUDM)

Nuveen ESG U.S. Aggregate Bond ETF (NUBD)

Nuveen ESG Large-Cap ETF (NULC)

NOTES FOR 2021:

ADD:
Nuveen Municipal Credit Opportunities Fund	NMCO
Nuveen Dynamic Municipal Opportunities Fund	NDMO
NuSHARES ETF TRUST - Nuveen Core Impact Bond Managed Accounts Portfolio
NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST - Nuveen ESG High Yield Corporate Bond ETF